[LETTERHEAD FOR KIMBALL, PARR, WADDOUPS, BROWN & GEE]

                          LAW OFFICES OF

               KIMBALL, PARR, WADDOUPS, BROWN & GEE

                    A PROFESSIONAL CORPORATION

                            SUITE 1300
                     185 SOUTH STATE STREET
                      POST OFFICE BOX 11019
                 SALT LAKE CITY, UTAH 84147-0019
                       TELEPHONE (801) 532-7840

                      TELECOPIER (801) 532-7750







                          June 11, 1997


MMR Investment Bankers
550 North 159th Street East
P.O. Box 781440
Wichita, Kansas 67278-1440

Re:      $2,500,000.00 First Mortgage Bond Issue;
         Front Range Assisted Living, L.L.C. (the "Company")

Gentlemen:

     Kimball, Parr, Waddoups, Brown & Gee, has served as the attorney for Front Range Assisted Living, L.L.C., in connection with the authorization of $2,500,000.00 First Mortgage Bond Issuance, and does hereby give permission to use our opinion letter hereby furnished to you concerning the Company's incurrence of debt in the principal amount of $2,500,000.00 in the issuance of first mortgage bonds in connection with the development of its property in St. George, Utah, in the Prospectus for Bond Issue of Front Range Assisted Living, L.L.C.

                        Very truly yours,

                         /S/David E. Gee

                           David E. Gee
DEG:ch
cc:      Roger L. Theis, Esq.